Exhibit 9

LAW DEPARTMENT

THE LINCOLN NATIONAL LIFE INSURANCE COMPANY

350 CHURCH STREET

HARTFORD, CT 06301

NADINE ROSIN

ASSISTANT VICE PRESIDENT

AND SENIOR COUNSEL

Phone: 860-466-2832

Nadine.Rosin@LFG.com

VIA EDGAR

September 1, 2020

The Lincoln National Life Insurance Company

1300 S. Clinton Street

Fort Wayne, IN 46802

Re:	Opinion of Counsel
Registration Statement on Form N-4
Lincoln Investor Advantage® Advisory Choice
(File Nos. 811-08517; 333-239288)

Ladies and Gentlemen:

I have made such examination of law and have examined such records and documents as I have deemed necessary to render the opinion expressed below.

I am of the opinion that upon acceptance by Lincoln Life Variable Annuity Account N (the “Account”), a segregated account of The Lincoln National Life Insurance Company (“Lincoln Life”), of contributions from a person pursuant to an annuity contract issued in accordance with the applicable prospectus contained in the registration statement on Form N-4, and upon compliance with applicable law, such person will have a legally issued interest in his or her individual account with the Account, and the securities issued will represent binding obligations of Lincoln Life.

I consent to the filing of this Opinion as an exhibit to the Account’s Pre-Effective Amendment No. 1 to the Registration Statement on Form N-4.

Sincerely,

/s/ Nadine Rosin

Nadine Rosin